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                                                                     Exhibit 8.1


                                                              September 10, 2002



Securities and Exchange Commission
   450 Fifth Street, N.W.
      Washington, D.C. 20549


Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-3 (No. 333-85998) (the "Registration Statement") filed with the Securities and Exchange Commission by Alcan Inc. (the "Company"), including the prospectus dated May 17, 2002 contained therein, and the prospectus supplement dated September 5, 2002 to such prospectus (the "Prospectus Supplement") relating to the offering of $500,000,000 aggregate principal amount of the Company's 4-7/8% Notes due 2012.

                  I have acted as Canadian Tax counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus Supplement. I hereby confirm to you my opinion set forth under the heading "Canadian Taxation" in the Prospectus Supplement.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Canadian Taxation" in the Prospectus Supplement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                     Very truly yours,

                                                     /s/ Hugh Berwick
                                                         ----------------------
                                                         Senior Tax Counsel